This document is a free translation only. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese and in case of any divergence, discrepancy or difference between this version and the Portuguese version, the Portuguese version shall prevail. The Portuguese version is the only valid and complete version and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translation. Any person reading this translation and relying on it should do so at his or her own risk.

SHARE EXCHANGE AGREEMENT

BETWEEN

JEREISSATI TELECOM S.A.

AND

BRATEL BRASIL S.A.

AND AS INTERVENING PARTIES

PASA PARTICIPAÇÕES S.A.

AG TELECOM PARTICIPAÇÕES S.A.

ANDRADE GUTIERREZ S.A.

EDSP75 PARTICIPAÇÕES S.A.

L.F. TEL S. A.

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL

DATED FEBRUARY 19, 2014

SHARE EXCHANGE AGREEMENT

By this instrument, the parties:

on the one hand,

1.                                      JEREISSATI TELECOM S.A., a corporation with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Angelina Maffei Vita, 200 — 9th Floor, enrolled with the National Corporate Taxpayers’ Register of the Ministry of Finance (CNPJ/MF) under No. 53.790.218/0001-53, herein represented pursuant to its By-Laws, hereinafter referred to as “Jereissati Telecom”.

and, on the other hand,

2.                                      BRATEL BRASIL S.A., a corporation with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida Brigadeiro Faria Lima, 2277, 15th Floor, 1503, suite 02, Postal Code 01452-000, enrolled with the CNPJ/MF under No. 12.956.126/0001-13, with its articles of incorporation duly registered with the Commercial Registry of the State of São Paulo under State Registration Number (NIRE) 35.300.386.973, herein represented pursuant to its By-Laws, hereinafter referred to as “BRATEL BRASIL”;

BRATEL BRASIL and Jereissati Telecom shall be hereinafter jointly referred to as “Parties”, and individually as “Party”.

and, furthermore, as Intervening and Consenting Parties:

3.                                      PASA PARTICIPAÇÕES S.A., a corporation with its principal place of business in the City of Belo Horizonte, State of Minas Gerais, at Av. do Contorno No. 8123, Cidade Jardim District, Postal Code 30110-056, enrolled with the CNPJ/MF under No. 11.221.565/0001-15, herein represented pursuant to its By-Laws, hereinafter simply referred to as “PASA”;

4.                                      AG TELECOM PARTICIPAÇÕES S.A., a corporation with its principal place of business in the City of Belo Horizonte, State of Minas Gerais, at Avenida do Contorno No. 8.123, Cidade Jardim District, Postal Code 30110-056, enrolled with the CNPJ/MF under No. 03.260.334/0001-92, herein represented pursuant to its By-Laws, hereinafter referred to as “AG”;

5.                                      ANDRADE GUTIERREZ S.A. (successor of Andrade Gutierrez Telecomunicações Ltda.), a corporation with its principal place of business in the City of Belo Horizonte, State of Minas Gerais, at Av. do Contorno No. 8.123, Cidade Jardim,

enrolled with the CNPJ/MF under No. 17. 262. 197/0001-30, herein represented pursuant to its By-Laws, hereinafter referred to as “AG S. A.”;

6.                                      EDSP75 PARTICIPAÇÕES S. A., a corporation with its principal place of business in the City of São Paulo, State of São Paulo, at Rua Angelina Maffei Vita, 200 — 9th Floor, São Paulo (State of São Paulo), enrolled with the CNPJ/MF under No. 09. 626. 007/0001-98, herein represented pursuant to its By-Laws, hereinafter simply referred to as “EDSP75”;

7.                                      L. F. TEL S. A., a corporation with its principal place of business in the City of São Paulo, State of São Paulo, at Avenida Dr. Chucri Zaidan, No. 920, 16th Floor, Postal Code 04583-110, enrolled with the CNPJ/MF under No. 02.390.206/0001-09, herein represented pursuant to its By-Laws, hereinafter referred to as “LF TEL”;

8.                                      FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL, a foundation with its principal place of business in the City of Rio de Janeiro, State of Rio de Janeiro, at Rua Lauro Muller No. 116, suite 2901, Botafogo, enrolled with the CNPJ/MF under No. 07. 110. 214/0001-60, herein represented pursuant to its By-Laws, hereinafter referred to as “FATL”;

WHEREAS:

(i)                         AG, AG S.A., LF TEL, Jereissati Telecom, PASA, EDSP75, BRATEL BRASIL and Portugal Telecom SGPS S.A. (“PT SGPS”) executed, on October 1st, 2013, a Memorandum of Understandings (“MOU”) establishing the principles, terms and conditions negotiated among these companies, for the purpose of carrying out disproportional partial spin-offs of PASA and of EDSP 75, and partial spin-offs of AG and of LF TEL, aiming at segregating the equity interests held by these companies in CTX Participações S.A. (“CTX”) and in Contax Participações S.A. (“CONTAX”) (“CTX Spin-Offs”), in order to allow exchanges of shares between PT SGPS or its subsidiaries (“Portugal Telecom”) and the other shareholders of PASA, and between Portugal Telecom and the other shareholders of EDSP 75 (“Exchanges”), within the scope of the intended execution of a transaction that will involve a combination of the activities and business of Portugal Telecom and of Oi S.A. (“Oi”), and which shall result in, among other things, PT SGPS’s ceasing to exist and in the merger of the shares held by the shareholders of PT SGPS into the shares held by the shareholders of Oi and of the holding company Telemar Participações S.A. (“Oi Transaction”);

(ii)                      The CTX Spin-Offs, as better detailed in Exhibit I hereto, will be carried out so that at the end of such transactions, (a) the equity interests directly or indirectly held by PASA and AG in CTX and in CONTAX will be segregated into two new holding companies, PASA Contact Center Participações S.A. (“New PASA”) and AG Contact Center Participações S.A. (“New AG”), it being understood that the capital stock of New PASA will be fully held by AG S.A. and by BRATEL BRASIL, in the same proportion currently held by them in the capital stock of PASA, and the capital stock of New AG will be fully held by New PASA; and (b) the equity interests directly or indirectly held by EDSP75 and LF TEL in CTX and in CONTAX will be segregated in two new holding companies, Detmold RJ Participações S.A. (“New EDSP75”) and Dronten RJ Participações S.A. (“New LF”), it being understood that the capital stock of New EDSP75 will be fully held by Jereissati Telecom and by BRATEL BRASIL, in the same proportion currently held by them in the capital stock of EDSP75, and the capital stock of New LF will be fully held by New EDSP75.

(iii)                   After implementation of the CTX Spin-Offs, the capital stock of the companies PASA, AG, New PASA, New AG, EDSP75, LF TEL, New EDSP75, New LF will be distributed among their shareholders as provided in Exhibit II to this Agreement, it being understood that:

(a)         New EDSP75 will hold shares representing all of the capital stock of New LF, and New PASA will be the holder of shares representing all of the capital stock of New AG;

(b)         New AG and New LF will be the holders of (a) 2,274,921,628 common shares issued by CTX, representing 69.92% of the total and voting capital stock of CTX; and (b) 5,305,288 common shares and 21,221,152 preferred shares issued by CONTAX, representing 7.71% of the total capital stock and 4.44% of the voting capital stock of CONTAX, distributed between them as follows:

Company	CTX Common Shares	CONTAX Common Shares	CONTAX Preferred Shares
New AG	1,137,460,814	2,652,644	10,610,576
New LF	1,137,460,814	2,652,644	10,610,576

(c)          BRATEL BRASIL, Jereissati Telecom and Sayed RJ Participações S.A. (“SAYED”) will directly or indirectly hold common shares representing 100% of the total capital stock of EDSP75 (“EDSP75 Shares”);

(d)         BRATEL BRASIL, Jereissati Telecom and SAYED will directly or indirectly hold shares representing 100% of the total capital stock of New EDSP75 (“New EDSP75 Shares”);

(iv)                    In addition to the indirect equity interest held by BRATEL BRASIL in CTX and in CONTAX by means of its equity interest in PASA and in EDSP75, BRATEL BRASIL will directly own on the Closing Date, as defined below, (a) 647,451,385 common shares issued by CTX, representing 19.90% of its total and voting capital stock (“CTX-Bratel Shares”) and (b) 4,292,096 common shares and 17,168,384 preferred shares issued by CONTAX, representing 6.24% of the total capital stock and 3.59% of the voting capital stock of CONTAX (“Contax-Bratel Shares”);

(v)                       After implementation of the CTX Spin-Offs and satisfaction of the Conditions Precedent, as defined below, BRATEL BRASIL, on the one hand, and Jereissati Telecom, on the other hand, wish to exchange (a) all New EDSP75 Shares held by BRATEL BRASIL (“New EDSP75-Bratel Shares”), as well as fifty percent (50%) of all CTX-Bratel Shares and of the Contax-Bratel Shares (jointly, these equity interests shall be hereinafter referred to as “Bratel Equity Interests”) for (b) 117,329,117 common shares issued by EDSP75 held by Jereissati Telecom, representing 14.46% of the total and voting capital stock of EDSP75 (“EDSP75-Jereissati Telecom Shares”).

(vi)                  The shareholders of CTX, as applicable, have expressly waived, on the date hereof, their respective rights of first refusal with respect to the transfer of equity interests that is the subject matter of this Agreement.

(vii)               Pursuant to applicable law, the prior authorization for implementation of the Oi Transaction was granted by the Brazilian Antitrust Authorities (“CADE”) by means of the order of the CADE General Superintendent No. 39, of January 13, 2014, published in the Federal Official Gazette on January 14, 2014, and the prior authorization for implementation of the transactions contemplated in this Agreement was granted by CADE by means of the order of the CADE General Superintendent No. 21, of January 7, 2014, published in the Federal Official Gazette on January 8, 2014;

(viii)            Oi, Portugal Telecom SGPS, the other parties to the MOU, Telemar Participações S.A. and/or the direct and indirect shareholders thereof, as the case may be, executed or approved the execution, until the Closing (as defined below), of several agreements, as well as the consummation of several corporate acts, aimed at the consummation of the CTX Spin-Offs and of the Oi Transaction (the “Transaction Agreements”), including the Share Exchange Agreement among AG S.A., BRATEL BRASIL, PASA, AG, Jereissati Telecom, EDSP75, LF TEL and FATL, by means of which BRATEL BRASIL and AG S.A. agree to irrevocably and irreversibly carry out the exchange of the shares issued by New PASA, CTX and CONTAX held by BRATEL BRASIL for shares issued by PASA (“AG Exchange Agreement”).

NOW, THEREFORE, the Parties resolve to execute this Share Exchange Agreement (the “Agreement”), which shall be governed by the provisions described below:

SECTION 1

EXCHANGE OF SHARES

1.1                               Share Exchange. Subject to the satisfaction of the Conditions Precedent and of the other terms and conditions set forth in this Agreement, BRATEL BRASIL and Jereissati Telecom agree to irrevocably and irreversibly exchange, on the Closing Date, the Bratel Equity Interests for the EDSP75-Jereissati Telecom Shares, with all resulting rights, including, without limitation, the right to dividends still not declared, bonuses, rights of first refusal and priorities to which these equity interests become entitled as from the Closing Date, all free and clear of any and all liens, claims, options, rights of first refusal, charges and encumbrances of any kind (“Lien”), except as otherwise provided in the CTX/CONTAX Shareholders Agreement (as defined below) (the “Share Exchange”).

1.2                               Transfer of Equity Interests. Subject to the satisfaction of the Conditions Precedent and of the other terms and conditions set forth in this Agreement, BRATEL BRASIL and Jereissati Telecom agree to perform, on the Closing Date, all actions required for registration of the transfer (i) of the BRATEL BRASIL Equity Interests  to Jereissati Telecom by means of the execution of the corresponding instruments of transfer in the applicable corporate books of New EDSP75 and of CTX and of the transfer order relating to the transfer of 50% of the Contax-Bratel Shares and (ii) of the EDSP75-Jereissati Telecom Shares to BRATEL BRASIL, by means of the signature of the corresponding instrument of transfer in the applicable corporate books of EDSP75.

1.3                               After implementation of the Share Exchange pursuant to the provisions of Section 1.1 above, BRATEL BRASIL and Jereissati Telecom shall grant each other a general, full, complete, irrevocable and irreversible release with respect to the Share Exchange, expressly declaring that they have nothing else to receive or to claim from one another in this respect on any account and at any time.

1.4                               The Parties estimate that the equity interests to be exchanged pursuant to the provisions of Section 1.1 above have equal value.

1.4.1                     For all fiscal and tax purposes and effects, each of the Parties maintains the corresponding original costs of acquisition of the exchanged equity interests, so that the shares received in exchange for the previous ones will become part of their respective assets exactly for the amount of the investments written down in their records.

1.5                               AG and FATL hereby expressly represent that they agree with the Share Exchange and that they waive any right with respect to such transfer, including, without limitation, the right of first refusal for acquisition of the equity interests hereby exchanged pursuant to the provisions of the CTX/CONTAX Shareholders’ Agreement (as defined below) and of the Shareholders’ Agreements of PASA and EDSP 75, as applicable.

1.6                               In view of the Share Exchange contemplated in this Agreement and the exchange contemplated in the AG Exchange Agreement, on the Closing Date, BRATEL BRASIL will cease from being a direct or indirect shareholder of CONTAX and of CTX, as a result of which it will no longer be subject to the Second Amended and Restated Private Instrument of Shareholders Agreement of CTX Participações S.A. and of Contax Participações S.A., executed on May 11, 2011 (“CTX/CONTAX Shareholders’ Agreement”). Therefore, upon the satisfaction of all Conditions Precedent, BRATEL BRASIL, on the one hand, and AG, LF TEL and FATL, on the other hand, will automatically grant one another a general, full, complete, irrevocable and irreversible release with respect to the CTX/CONTAX Shareholders’ Agreement, expressly declaring that they have nothing else to receive or to claim from one another in this respect on any account and at any time.

SECTION 2

CONDITIONS PRECEDENT AND CLOSING

2.1                               Conditions Precedent of BRATEL BRASIL. The Parties acknowledge that BRATEL BRASIL shall only be required to consummate the Closing (as defined in Section 2.4 below) if it receives from Jereissati Telecom a notice confirming the satisfaction of the following Conditions Precedent (“Notice of Closing”), pursuant to the form included in Exhibit 2.1 (“Bratel Conditions Precedent”):

(i)                                      the representations and warranties provided by Jereissati Telecom in Section 3.2 below are true, correct and complete on the Closing Date;

(ii)                                   Implementation of the CTX Spin-Offs  pursuant to the provision of Exhibit I to this Agreement; and

(iii)                                the settlement of the capital increase of Oi upon implementation of the transactions set forth in the Subscription Agreement of Shares Issued by Oi S.A. executed on the date hereof between PT SGPS and Oi (“PT SGPS Subscription Agreement”), which corresponds to one of the steps of the Oi Transaction.

2.1.1                      In the event of nonoccurrence of any of the Bratel Conditions Precedent set forth above by October 1st, 2014, BRATEL BRASIL shall have no obligation to carry out the Share Exchange as provided herein, and it shall have the right to, at its sole discretion, unilaterally terminate this Agreement, by means of a written notice sent to the other Parties in this respect, subject to the provisions of Section 7 below.

2.2          Jereissati Telecom Conditions Precedent. The Parties acknowledge that Jereissati Telecom shall only be required to consummate the Closing (as defined in Section 2.4 below) if it receives from BRATEL BRASIL a notice confirming the satisfaction of the following conditions precedent (“Notice of Closing”), pursuant to the form included in Exhibit 2.2 (“Jereissati Telecom Conditions Precedent” and, jointly, with the Bratel Conditions Precedent, “Conditions Precedent”):

(i)             the representations and warranties provided by BRATEL BRASIL in Section 3.1 below are true, correct and complete on the Closing Date;

(ii)            implementation of the CTX Spin-Offs  pursuant to the provision of Exhibit I to this Agreement; and

(iii)           the settlement of the capital increase of Oi upon implementation of the transactions set forth in the PT SGPS Subscription Agreement, which corresponds to one of the steps of the Oi Transaction.

2.2.1           In the event of nonoccurrence of any of the Jereissati Telecom Conditions Precedent set forth above by October 1st, 2014, Jereissati Telecom shall have no obligation to carry out the Share Exchange as provided herein, and it may, at its sole discretion, unilaterally terminate this Agreement, by means of a written notice sent to the other Parties in this respect, subject to the provisions of Section 7 below.

2.3          Waiver of the Conditions Precedent. Each of BRATEL BRASIL and Jereissati Telecom may, in their sole discretion, waive satisfaction of any of their respective Conditions Precedent.

2.4          Closing. Subject to the satisfaction or waiver of all Conditions Precedent, the Parties agree to carry out the Share Exchange contemplated herein on the same date of the settlement of the capital increase of Oi with the closing of the transactions contemplated in the PT SGPS Subscription Agreement (“Closing” and “Closing Date”).

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1          Representations and Warranties of BRATEL BRASIL. BRATEL BRASIL hereby represents and warrants to Jereissati Telecom that the representations and warranties provided below are true, accurate and complete:

3.1.1       Organization and Existence. BRATEL BRASIL is a corporation duly organized and validly existing under the laws of Brazil.

3.1.2       Authority. BRATEL BRASIL holds all powers and authority required to execute this Agreement, comply with the obligations set forth herein and consummate the transactions contemplated herein. BRATEL BRASIL is not required to perform any other action in order to authorize the execution and performance of this Agreement.

3.1.3       Binding Effect. This Agreement constitutes a legal, valid and binding obligation of BRATEL BRASIL, enforceable according to its terms and conditions.

3.1.4       No Breach, Consents. Neither the execution of this Agreement by BRATEL BRASIL, nor the compliance by BRATEL BRASIL with any and all its obligations hereunder, or implementation of the transactions set forth herein:

(a)           breach or conflict with any provision of the corporate documents of BRATEL BRASIL;

(b)           breach, conflict or result in a violation or termination of, nor grant any other contracting party any right or additional compensation by virtue of, or any right to terminate, nor constitute a default under any agreement to which BRATEL BRASIL is a party, or to which BRATEL BRASIL or any of its property or assets are subject or bound; or

(c)            result in the creation of any Lien on any property of BRATEL BRASIL, except as provided herein.

3.1.5       Ownership of Bratel Equity Interests. BRATEL BRASIL shall be, on the Closing Date, the sole and lawful owner and holder of all Bratel Equity Interests, with all they represent, free and clear of any and all Liens.

3.2          Representations and Warranties of Jereissati Telecom. Jereissati Telecom hereby represents and warrants to BRATEL BRASIL that the representations and warranties provided below are true, accurate and complete:

3.2.1       Organization and Existence. Jereissati Telecom is a corporation, duly organized and validly existing under the laws of Brazil.

3.2.2       Authority. Jereissati Telecom has all powers and authority required to execute this Agreement, comply with the obligations set forth herein and consummate the transactions contemplated herein. Jereissati Telecom is not required to perform any other action in order to authorize the execution and performance of this Agreement.

3.2.3       Binding Effect. This Agreement constitutes a legal, valid and binding obligation of Jereissati Telecom, enforceable according to its terms and conditions.

3.2.4       No Breach, Consents. Neither the execution of this Agreement by Jereissati

Telecom, nor the compliance by Jereissati Telecom with any and all its obligations hereunder, or implementation of the transactions set forth herein:

(a)           breach or conflict with any provision of the corporate documents of Jereissati Telecom;

(b)           breach, conflict or result in a violation or termination of, nor grant any other contracting party any right or additional compensation by virtue of, or any right to terminate, nor constitute a default under any agreement to which Jereissati Telecom is a party, or to which Jereissati Telecom or any of its property or assets are subject or bound; or

(c)            result in the creation of any Lien on any property of Jereissati Telecom, except as provided herein.

3.2.5       Ownership of EDSP75- Jereissati Telecom Shares. Jereissati Telecom shall be, on the Closing Date, the sole and lawful owner and holder of all EDSP75-Jereissati Telecom Shares, with all they represent, free and clear of any and all Liens.

SECTION 4

INDEMNIFICATION

4.1          Indemnification by BRATEL BRASIL. In the event BRATEL BRASIL breaches any of its representations, warranties, commitments or obligations hereunder and in the event that Jereissati Telecom files a written claim for damages against BRATEL BRASIL, then BRATEL BRASIL agrees to indemnify, defend and hold Jereissati Telecom harmless from and against any damage suffered by Jereissati Telecom, resulting or arising from such breach.

4.2          Indemnification by Jereissati Telecom. In the event Jereissati Telecom breaches any of its representations, warranties, commitments or obligations hereunder and in the event that BRATEL BRASIL files a written claim for damages against Jereissati Telecom, then Jereissati Telecom agrees to indemnify, defend and hold BRATEL BRASIL harmless from and against any damage suffered by BRATEL BRASIL, resulting or arising from such breach.

SECTION 5

RESCISSION

5.1          This Agreement shall be automatically rescinded, irrespective of judicial or extrajudicial notice, exclusively in the following events:

(i)             claim for voluntary bankruptcy or court-supervised or out-of-court reorganization of BRATEL BRASIL and/or of Jereissati Telecom; or,

(ii)            in case of a final and non-appealable court order that prevents the Closing; or

(iii)           in case of termination or default of any obligation, term or condition by any other party, of any of the Transaction Agreements until and including the Closing Date.

SECTION 6

TERMINATION

6.1          This Agreement may be unilaterally terminated (i) by BRATEL BRASIL, in case one or more Bratel Conditions Precedent are not satisfied by October 1st, 2014, or (ii) by Jereissati Telecom, in case one or more Jereissati Telecom Conditions Precedent are not satisfied by October 1st, 2014, or (iii) either by BRATEL BRASIL or Jereissati Telecom in case the Closing does not occur by October 1st, 2014.

6.2          Without prejudice to the exercise of all legal remedies to which the parties are entitled, in the event the Closing does not occur by an action or failure to act of one of the Parties, the innocent Party may, at its own discretion, require from the other Party compliance with the defaulted obligation and, consequently, consummation of the Closing by means of specific performance.

6.3          In case a court, arbitration or administrative order is rendered preventing performance of this Agreement, the Parties agree, in good faith and at their own expenses, to adopt all measures to protect the Agreement and its form of performance, aiming at alleviating, as soon as possible, all effects of the aforementioned order.

6.3.1       Once the effects of the court, arbitration or administrative order are alleviated, the Parties shall fully comply with their obligations hereunder, without any change and in full compliance with the contractually agreed terms, it being understood that (i) the terms in progress shall be deemed suspended on the date on which the court, arbitration or administrative order was rendered; and (ii) in no event may this Agreement be consummated after October 1st, 2014.

6.4          The provisions regarding conflict resolution set forth in Section 8 shall survive termination of this Agreement.

SECTION 7

FINAL PROVISIONS

7.1          Any notice, communication, correspondence, notification, request, claim, action, instruction, arbitration notice, summons or service of process related to this Agreement or to any dispute, action, doubt or controversy resulting from or relating to this Agreement shall be deemed delivered when received by the other Party (i) by certified mail, from a recognized courier company, upon actual receipt thereof, (ii) at the time of delivered, if delivered personally, or (iii) on the date of confirmation of receipt of the transmission issued by fax, when sent by fax, as the case may be, to the addresses and telephone/fax numbers listed below (or to any other address or telephone/fax number informed by one of the Parties in writing to the other Parties):

(i)             If to Jereissati Telecom:

Jereissati Telecom S.A.

Attn.: Mr. Fernando Magalhães Portella

Rua Angelina Maffei Vita, 200 — 9th Floor, São Paulo (State of São Paulo)

(ii)            If to BRATEL BRASIL:

Bratel Brasil S.A.

Attn.: Shakhaf Wine

Avenida Brigadeiro Faria Lima, 2277, 15th Floor, 1503, suite 02, São Paulo (State of São Paulo)

With copy to:

SOUZA, CESCON, BARRIEU & FLESCH ADVOGADOS

R. Funchal, No. 418, 11th Floor, Vila Olímpia, Postal Code 04551-060, São Paulo, State of São Paulo

Fax: (55 11) 3089-6565

Attn.: Ms. Maria Cristina Cescon

E-mail: cristina.cescon@scbf.com.br

(iii)           If to the Intervening Parties:

Andrade Gutierrez S.A.:

Attn.: Mr. Renato Torres Faria

Av. do Contorno No. 8123, Cidade Jardim District, Belo Horizonte (State of Minas Gerais)

Pasa Participações S.A.:

Attn.: Mr. Renato Torres Faria

Av. do Contorno No. 8123, Cidade Jardim District, Belo Horizonte (State of Minas Gerais)

AG Telecom Participações S.A.

Attn.: Mr. Renato Torres Faria

Av. do Contorno No. 8123, Cidade Jardim District, Belo Horizonte (State of Minas Gerais)

Jereissati Telecom S.A.

Attn.: Mr. Fernando Magalhães Portella

Rua Angelina Maffei Vita, 200 — 9th Floor, São Paulo (State of São Paulo)

EDSP75 Participações S.A.

Attn.: Mr. Fernando Magalhães Portella

Rua Angelina Maffei Vita, 200 — 9th Floor, São Paulo (State of São Paulo)

L.F. TEL S.A.

Attn.: Fernando Magalhães Portella

Avenida Dr. Chucri Zaidan, No. 920, 16th Floor, Postal Code 04583-110, São Paulo (State of São Paulo)

Fundação Atlântico De Seguridade Social

Attn.: Márcio de Araújo Faria

Rua Lauro Muller No. 116, suite 2901, Botafogo, Rio de Janeiro (State of Rio de Janeiro)

7.1.1       Any of the Parties may change the address to which the notice shall be sent by means of a written notice addressed to the other contracting Parties pursuant to this Section 7.1, provided that with respect to this provision, the notice shall be deemed received only upon acknowledgment of such receipt by each one of the other Parties.

7.2          This Agreement and the exhibits hereto contain the entire agreement and understanding with respect to the subject matter hereof between the contracting Parties and specifically supersede any previous understanding of the Parties on the subject matter hereof.

7.3          The exhibits hereto constitute an integral and inseparable part of this Agreement and the provisions contained therein shall have the same effect as the Sections hereof.

7.4          This Agreement may only be amended, replaced, cancelled, renewed or extended and terms hereof can only be waived by means of a written instrument signed by all Parties or, in the event of waiver, by the Party waiving the corresponding right. No waiver, termination or release of this Agreement, or of any of the terms or provisions hereof, shall be binding upon any of the contracting Parties, unless it is confirmed in writing. No delay in the exercise of any right, power or privilege contemplated herein shall be considered a waiver of such right, power or remedy; and no waiver of any right, power, remedy or privilege, wholly or in part, shall prevent any other future exercise of such right, remedy, power or privilege.

7.5          This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and authorized assignees. Except as otherwise provided herein, this Agreement (and the rights and obligations contemplated herein) may not be assigned by any Party without the prior written consent of all other Parties.

7.6          Any term or provision of this Agreement that is declared null, invalid or unenforceable shall be ineffective only to the extent of such invalidity or unenforceability, without affecting the validity and enforceability of the remaining terms and provisions hereof, which shall remain in full force and effect as if such null, invalid or unenforceable term or provision were not inserted in this Agreement. The Parties shall negotiate in good faith the replacement of the invalid provisions by others reflecting, as much as possible, the intent thereof.

7.7          The Parties shall bear their respective direct and indirect expenses, incurred in relation to the negotiation and preparation of this Agreement and the consummation of the transactions contemplated herein.

7.8          The Parties hereto understand and agree that all terms and conditions set forth herein shall be subject to specific performance, as provided in the Brazilian Code of Civil Procedure.

7.9          The Parties hereto acknowledge that this Agreement is an instrument enforceable out of court, as set forth in Article 585, II, of the Brazilian Code of Civil Procedure.

7.10        This Agreement is irrevocably and irreversibly executed, constituting legal, valid and biding obligations, and it shall be binding and inure to the benefit of the Parties hereto and their respective successors and permitted assignees.

7.11        The Parties hereby agree to grant confidential treatment to the information provided in this Agreement and in the exhibits hereto and which qualify as confidential information, and they further agree to disclose the terms pertaining the transactions contemplated herein and in the exhibits hereto strictly as required by any law or regulation to which the Parties are subject. The terms of the material fact announcement, notice to the market or press release to be disclosed by the Parties and/or their controlled companies about execution of this Agreement shall be previously submitted by each Party that shall disclose it to the other Parties.

7.12        This Agreement shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

SECTION 8

CONFLICT RESOLUTION

8.1          The Parties hereto shall use their best efforts to amicably and by consensus resolve any dispute, litigation, matter, doubt or divergence of any nature, directly or indirectly related to this Agreement (“Conflict”), involving any of the Parties.

8.2          If the Parties fail to reach an amicable resolution and mutual agreement with respect to the Conflict, after discussing for a period of ten (10) business days, the Conflict shall be settled by arbitration, to be conducted and managed by the Arbitration Center of the Brazil-Canada Chamber of Commerce (“Chamber”).

8.3          The arbitration shall be carried out according to the procedural rules of the Chamber in force at the time of arbitration.

8.4          The arbitration shall be conducted by an arbitral tribunal composed of three arbitrators enrolled with the Brazilian Bar Association (“Arbitral Tribunal”).

8.4.1       Each Litigating Party shall appoint an arbitrator. If there is more than one claimant, all of them shall mutually appoint one single arbitrator; if there is more than one respondent, all of them shall mutually appoint one single arbitrator. The third arbitrator, who shall preside over the Arbitration Court, shall be mutually agreed upon by the arbitrators appointed by the Litigating Parties.

8.4.2       Any omission, refusal, litigation, doubt and failure to reach an agreement with respect to the appointment of the arbitrators by the Litigating Parties or to the choice of the third arbitrator shall be settled by the Chamber.

8.4.3       The procedures set forth in this section shall also apply to the events of substitution of arbitrator.

8.5          The arbitration shall be conducted in the City of Rio de Janeiro, State of Rio de Janeiro, and the Arbitral Tribunal may, upon statement of its reasons, designate the performance of specific actions in other places.

8.5.1       The arbitration shall be conducted in Portuguese.

8.5.2       The arbitration shall be conducted under the law, and the rules and principles of the legal system of the Federative Republic of Brazil shall apply.

8.5.3       The arbitration shall be completed within six (6) months, which term may be reasonably extended by the Arbitral Tribunal.

8.5.4       The arbitration shall be confidential.

8.6          The Arbitral Tribunal shall allocate between the Parties, according to the criteria of loss of suit, reasonableness and proportionality, the payment and reimbursement of (i) charges and other amounts due, paid or reimbursed to the Chamber, (ii) fees and other amounts due, paid or reimbursed to the arbitrators, (iii) fees and other amounts due, paid or reimbursed to the experts, translators, interpreters, stenotypists and other assistants that may be designated by the Arbitral Tribunal, (iv) the attorneys’ fees fixed by the Arbitral Tribunal and (v) any damages for malicious prosecution. The Arbitral Tribunal shall not render a judgment against any of the Litigating Parties to pay or reimburse (i) contractual fees or any other amount due, paid or reimbursed by the other party to its counsel, technical assistants, translators, interpreters and other assistants and (ii) any other amount due, paid or reimbursed by the other party with respect to the arbitration, such as expenses incurred with photocopies, notary public certifications, consular certifications and trips.

8.7          The arbitral awards shall be final and definitive, waiving judicial ratification, and they shall be non-appealable, except for the motion for corrections and clarifications to the Arbitral Tribunal, as set forth in article 30 of Law No. 9,307/96 and any annulment action with grounds on article 32 of Law No. 9,307/96.

8.8          Before installation of the Arbitral Tribunal, any of the Litigating Parties may claim provisional remedies or interlocutory reliefs to the Judicial Branch; however, no petition for a provisional remedy or interlocutory relief to the Judicial Branch shall affect the existence, validity and effectiveness of the arbitration conclusion, nor shall it represent a waiver with respect to the need of submitting the Conflict to arbitration. After installation of the Arbitral Tribunal, the petitions for provisional remedy or interlocutory relief shall be addressed to the Arbitral Tribunal.

8.9          The parties hereby elect the Central Courts of the Judicial District of Rio de Janeiro to decide on (i) provisional remedies and interlocutory reliefs prior to the instatement of the Arbitral Tribunal, (ii) enforcement of the decisions taken by the Arbitral Tribunal, including the final award and any partial award, (iii) any annulment action with grounds on Article 32 of Law No. 9,307/96 and (iv) the Conflicts that may not be submitted to arbitration under the Brazilian law, provided the parties hereby exclude any other, no matter how privileged or special it may be.

IN WITNESS WHEREOF the Parties hereto caused this Agreement to be executed in eight (8) counterparts of same contents and form, before two (2) witnesses.

Rio de Janeiro, February 19, 2014.

JEREISSATI TELECOM S.A.

Name:	Name:
Title:	Title:

BRATEL BRASIL S.A.

Name:	Name:
Title:	Title:

PASA PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

AG TELECOM PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

ANDRADE GUTIERREZ S.A.

Name:	Name:
Title:	Title:

Signature page of the Share Exchange Agreement entered into by and between Jereissati Telecom S.A., Bratel Brasil S.A., Pasa Participações S.A., Ag Telecom Participações S.A., Andrade Gutierrez S.A., EDSP75 Participações S.A., L.F. Tel S.A., Fundação Atlântico de Seguridade Social on February 19, 2014.

EDSP75 PARTICIPAÇÕES S.A.

Name:	Name:
Title:	Title:

L.F. TEL S.A.

Name:	Name:
Title:	Title:

FUNDAÇÃO ATLÂNTICO DE SEGURIDADE SOCIAL

Name:	Name:
Title:	Title:

Witnesses:

1.		2.
	Name:		Name:
	ID:		ID: